EXHIBIT 10.13

Novelis 2019 Executive Long-Term Incentive Plan

1.	Title and Administration. This long-term incentive plan (the “2019 Executive LTIP” or the “Plan”) will be administered by the Human Resources department of Novelis Inc. (the “Company”).

2.
Performance Period and Award Date. The performance period will commence on April 1, 2018 and end on March 31, 2021. The award date will be May 2, 2018, or such later date as may be determined for a participant as provided herein.

3.
Target Opportunity. Each participant’s target opportunity will be determined by the Company’s Human Resources department or the Compensation Committee of the Company’s Board of Directors (the “Board”), as applicable. Indian Rupee exchange rates will be fixed on the award date.

4.	Plan Design. A participant’s target opportunity under the Plan will be comprised of Novelis Performance Units, Hindalco Stock Appreciation Rights, and Hindalco Restricted Stock Units.

(a)	Novelis Performance Units. Novelis Performance Units will comprise 50% of each participant’s award under the Plan.

(i)	Value. Each Novelis Performance Unit (“PU”) will have a fixed value of US$100.
Vesting. The PUs are at-risk, and the number of PUs that vest will be determined by the Company’s achievement of ROCE targets established for the performance period. Vesting will range from 50% (threshold) to 200% (maximum) of target award value. Performance results between threshold level and target level or between target level and maximum level will be determined by means of interpolation.
Definitions.

•
ROCE means NOPAT divided by fiscal year average CE. ROCE will be calculated for each fiscal year of the performance period. The sum for all fiscal years in the performance period will be divided by the number of fiscal years in the performance period to obtain a simple average.

NOPAT means (i) Net Income plus (ii) Interest Expense and Amortization of Debt Issuance Costs less (iii) Loss (Gain) on Extinguishment of Debt.
CE means (i) book debt plus (ii) book equity plus (iii) goodwill impairment (fixed at $1.5 billion) less (iv) cash in excess of $400 million, plus (v) any new impairment impacting equity, provided that this total amount will be normalized for dividend and/or capital payments, if any. Average CE for a fiscal year will be based on the beginning and ending balances for the fiscal year.
Net Income means "Net Income (Loss) Attributable to Our Common Shareholder".
Target Modifications. In the event the Company completes a significant strategic transaction during the performance period, the Board may, in its sole discretion, modify the ROCE targets established for the performance period.

(ii)	Payments. Payments will be made in cash in the first quarter following the end of the performance period.
Hindalco Stock Appreciation Rights. Hindalco Stock Appreciation Rights will comprise 20% of each participant’s award under the Plan.

(i)
Value. The Black Scholes method of valuation will be used to arrive at the number of SARs to be awarded to participant. Each Hindalco Stock Appreciation Right (“Hindalco SAR”) will track the appreciation value of one Hindalco share. Total cash payouts over the term each award will be capped at a maximum of 3.0 times the value on the award date.

Vesting and Expiration. Hindalco SARs will vest ratably in one-third tranches on each anniversary of the award date, provided the Company achieves at least 75% of the Operating EBITDA before Metal Price Lag target established for the performance year. Hindalco SARs must be exercised no later than the seventh anniversary of the award date.
Exercise. The exercise price of a Hindalco SAR will be determined by using the closing price of a Hindalco share as published by the Bombay Stock Exchange on the award date. Upon exercise, the participant will receive a cash payment equal to the product of (i) the number of Hindalco SARs exercised, times (ii) the increase in value of one Hindalco share from the award date through the date of exercise. If an employee exercises on a date the Bombay Stock Exchange is closed, the exercise price will be the closing price of Hindalco shares on the immediately previous date the Bombay Stock Exchange was open. A participant may exercise vested Hindalco SARs at any time prior to the expiration date.
Hindalco Restricted Stock Units. Hindalco Restricted Stock Units will comprise 30% of each participant’s award under the Plan.

(i)
Value. The value of each RSU will be equivalent to the value of one Hindalco share. The initial value of each RSU will be determined by using the average of the high and low prices of a Hindalco share as published by the Bombay Stock Exchange on the award date. Total cash payouts over the term each award will be capped at a maximum of 3.0 times the value on the award date. If the vesting date falls on a date when the exchange is closed, then the average of the next day's high and low prices will be used.

Vesting. The RSUs will vest ratably in one- third tranches on each anniversary of the award date and will be paid in cash within 30 days of the applicable vesting date.

5.
Eligibility. Employees in job bands 3 and higher are eligible to participate in the Plan. An individual must be either employed in an eligible job band or transferred or hired into an eligible job band during the performance year to receive a payout under the Plan. Eligibility and payments for employees who begin employment with the Company after the start of the performance period will be determined by the “Plan Rules Administration” document then in effect as maintained by the Company’s Human Resources department.

(a)	Employment after Award Date. Eligibility for employees who begin employment with Novelis after the award date will be determined as follows.

(i)
First or Second Quarter. An eligible employee who begins employment after the award date but before the end of the second quarter of the fiscal year will be granted an award at 90% of the target amount for the employee’s job band. The award date will be the following October 1.

(ii)
Third Quarter. An eligible employee who begins employment during the third quarter of the fiscal year will be granted an award at 75% of the target amount for the employee’s job band. The award date will be the following January 1.

(iii)	Fourth Quarter. An eligible employee who begins employment after the start of the fourth quarter of the fiscal year will not be eligible for an award under the Plan.

(b)	Promotion after Award Date. Awards for employees promoted into an eligible job band during the fiscal year will be determined as follows.

(i)	First Quarter. An employee who is promoted into an eligible job band during the first quarter of the fiscal year will be eligible for a full award under the Plan.

(ii)
Second Quarter. An employee who is promoted into an eligible band during the second quarter of the fiscal year will be granted an award at 90% of the target amount for the employee’s job band. The award date will be the following October 1.

(iii)
Third Quarter. An employee who is promoted into an eligible job band during the third quarter of the fiscal year will be granted an award at 75% of the target amount for the employee’s job band. The award date will be the following January 1.

(iv)	Fourth Quarter. An employee who is promoted into an eligible job band after the start of the fourth quarter of the fiscal year will not be eligible for an award under the Plan in that fiscal year.

6.	Separation from Employment. Participants whose employment terminates during the performance year will be subject to the applicable terms set forth below.

Event	Awards	Vesting and Exercise Treatment
Death, Disability	SARs	• All unvested SARs will vest immediately. • Vested SARs must be exercised within one year, and in no event later than the seventh anniversary of the award date.
	RSUs	• All unvested RSUs will vest immediately and will be cashed out 30 days following the date of death or disability.
PUs
• Vesting will be prorated based on months of service during the performance period, subject to the PU vesting rules set forth above.
• Vested PUs will be cashed out after the end of the performance period.

Retirement	SARs
• If Retirement occurs more than one year after the award date, unvested SARs will continue on the vesting schedule and must be exercised no later than the third anniversary of the Retirement date.
• Vested SARs must be exercised prior to the expiration date.
• If Retirement occurs before the first anniversary of the award date, all unvested SARs will be forfeited.

RSUs
• Vesting will be prorated based on months of service during the performance period, subject to the RSU vesting rules set forth above.
• Vested RSUs will be cashed out 30 days following the date of termination.

PUs
• Vesting will be prorated based on months of service during the performance period, subject to the PU vesting rules set forth above.
• Vested PUs will be cashed out after the end of the performance period.

Change in Control	SARs	• All unvested SARs will vest immediately and the vested portion will be cashed out within 30 days following a change in control.
	RSUs	• All unvested RSUs will vest immediately and will be cashed out within 30 days following a change in control.
PUs
• Vesting will be prorated based on months of service during the performance period, subject to the PU vesting rules set forth above.
• Vested PUs will be cashed out after the end of the performance period.

Intercompany Transfers	SARs	• Any unvested SARs scheduled to vest within six months after the date of transfer will continue to vest according to the vesting schedule. • All other unvested SARs will be forfeited.
	RSUs	• Any unvested RSUs scheduled to vest within six months after the date of transfer will continue to vest according to the vesting schedule. • All other unvested RSUs will be forfeited.
PUs
• Vesting will be prorated based on months of service during the performance period, subject to the PU vesting rules set forth above.
• Vested PUs will be cashed out after the end of the performance period.

Voluntary Termination	SARs	• Participant must exercise unvested SARs within 90 days, and in no event later than the seventh anniversary of the award date. • All unvested SARs will be forfeited.
	RSUs	• All RSUs will be forfeited.
	PUs	• All PUs will be forfeited.
Involuntary Termination – Without Cause (e.g,, plant closure, sale of assets, position elimination)	SARs
• Vesting will be prorated based on months of service during the performance period, subject to the SAR vesting rules set forth above.
• Vested SARs must be exercised within 90 days, and in no event later than the seventh anniversary of the award date.

RSUs
• Vesting will be prorated based on months of service during the performance period, subject to the RSU vesting rules set forth above.
• Vested RSUs will be cashed out 30 days following the date of termination.

PUs
• Vesting will be prorated based on months of service during the performance period, subject to the PU vesting rules set forth above.
• Vested PUs will be cashed out after the end of the performance period.

Involuntary Termination – For Cause	SARs	All SARs will be forfeited.
	RSUs	All RSUs will be forfeited.
	PUs	All PUs will be forfeited.

7.	Definitions. The following terms will have the meaning ascribed to them below.

(a)
Retirement means separation from service with the Company and its subsidiaries and affiliates on or after (i) reaching 65 years of age or (ii) having a combination of age and service greater than or equal to 65 with a minimum age of 55.

(b)
Change in Control means the first to occur of any of the following events: (i) any person or entity (excluding any person or entity affiliated with the Aditya Birla Group) is or becomes the beneficial owner, directly or indirectly through any parent entity of the Company or otherwise, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (the “Value or Vote of the Company”); provided, however, that a Change in Control shall not be deemed to have occurred in the event that (A) any person or entity becomes the beneficial owner of securities representing 50% or less of the Value or Vote of the Company through (i) an initial public offering, (ii) a secondary offering, (iii) a private placement of securities, (iv) a share exchange transaction, or (v) any similar share purchase transaction in which the Company or any of its affiliates issues securities (any such transaction, a “Share Issuance Transaction”); and (B) a person or entity’s beneficial ownership interest in the Value or Vote of the Company is diluted solely as a result of any Share Issuance Transaction; or (ii) the majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) the consummation of a merger or consolidation of the Company with any other entity not affiliated with the Aditya Birla Group, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, 50% or more of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or entity is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or entity any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or (iv) the sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of its assets to a member of the Aditya Birla Group.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. For purposes of this Section, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

8.	Taxes.

(a)	Taxes and Other Withholdings. All payments under this plan shall be subject to applicable tax and other withholdings.

(b)
Compliance with §409A of the U.S. Internal Revenue Code. To the extent applicable, this plan shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Notwithstanding anything in this plan to the contrary, all payments and benefits under this plan that would constitute non-exempt “deferred compensation” for purposes of Section 409A and that would otherwise be payable or distributable hereunder by reason of an individual’s termination of employment, will not be payable or distributable to individual unless the circumstances giving rise to such termination of employment meet any description or definition of “separation from service” in Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition). If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Section 409A-compliant “separation from service.” Further, to the extent the individual is a “specified employee” within the meaning of Section 409A and notwithstanding paragraph 7 or any other provision herein to the contrary, then payment may not be made before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of individual).

9.
Interpretation and Amendment. The Company will interpret and construe the terms and conditions of the plan in its sole discretion, including but not limited to all decisions regarding eligibility for, and the amount of benefits payable under, the Plan. The Company also reserves the right to amend or modify this Plan at any time.

10.
No Right to Continued Service. Nothing in the Plan confers upon any participant the right to continued employment or service with the Company or any subsidiary or affiliate or to otherwise interfere with or restrict the right of the Company or any subsidiary or affiliate to terminate the participant’s employment or service for any reason.